UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by NII Holdings, Inc. (the “Company”), the Board of Directors approved an organizational restructuring of the Company to further streamline expenses by shifting the costs and associated responsibilities from the Company’s headquarters in Reston, Virginia to its operating subsidiary in Brazil. In connection with this restructuring, the Board of Directors approved a form of Separation and Release Agreement (the “Agreement”) for Daniel Freiman, Chief Financial Officer, and Shana Smith, General Counsel. The Agreement, which is expected to be executed by these officers in the event of their termination of employment with the Company, was provided to the officers on November 13, 2015 and was updated in 2017 to provide for a target termination date of April 1, 2018.

On March 6, 2018, the Board of Directors of the Company updated the Agreements with Mr. Freiman and Ms. Smith to provide for a target termination date of April 1, 2019, but when termination will occur has not been determined. Mr. Freiman and Ms. Smith were also provided a payment equal to one year of base salary to be paid in April 2018 in connection with their agreement to remain with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: March 9, 2018	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary